Exhibit 99.4 Aggregate Statement of Principal and Interest Distributions to
Certificateholders as of December 31, 2005
STRUCTURED ASSET SECURITIES CORPORATION
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2005-S4
Original Beginning Principal Interest Ending
Class Balance Balance Distributed Distributed Loss Balance
A 172,293,000.00 172,293,000.00 20,081,859.50 2,457,831.36 0.00 152,211,140.50
B 10,980,000.00 10,980,000.00 0.00 237,900.00 0.00 10,980,000.00
P 100.00 100.00 0.00 269,072.16 0.00 100.00
X 4,410,756.91 4,410,756.91 0.00 0.00 0.00 4,410,756.91
R 0.00 0.00 0.00 0.00 0.00 0.00